WINFIELD CAPITAL CORP.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                      EXHIBIT 11


                                                          Three Months Ended
                                                             December 31,
                                                      -------------------------
                                                         1996            1995
                                                      ---------       ---------
Primary and Fully Diluted Loss Per Share
----------------------------------------
Weighted average number of
  shares outstanding .............................    5,023,361       4,083,361
                                                      ---------       ---------
Net income (loss) ................................      $80,568       ($160,982)
                                                        -------        --------
Net income (loss) per share ......................      $   .02       ($    .04)
                                                        =======        ========


                                                          Nine Months Ended
                                                             December 31,
                                                      -------------------------
                                                         1996            1995
                                                      ---------       ---------
Primary and Fully Diluted Loss Per Share
----------------------------------------
Weighted average number of
    shares outstanding ...........................    5,023,361       3,023,010
                                                      ---------       ---------
Net loss .........................................     ($18,155)      ($210,930)
                                                        -------        --------
Net loss per share ...............................     ($  --  )      ($    .07)
                                                        =======        ========


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